*DEAN HELLER*
*Secretary of State*

*RENEE L. PARKER*
*Chief Deputy*
*Secretary of State*

*PAMELA RUCKEL*
*Deputy Secretary*
*for Southern Nevada*

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

*CHARLES E. MOORE*
*Securities Administrator*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

*ELLICK HSU*
*Deputy Secretary*
*for Elections*

## Certified Copy

March 15, 2005

**Job Number:** C20050315-0539
**Reference Number:** 00000065415-71
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| C4643-1990-001 | Articles of Incorporation | 4 Pages/1 Copies |

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

By Rhonda Sim

Certification Clerk

**Commercial Recording Division**
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630